UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

July 23, 2008

 DIGITALFX INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other Jurisdiction of Incorporation or Organization)

001-33667 (Commission File Number)		65-0358792 (IRS Employer Identification No.)
3035 East Patrick Lane Suite #9 Las Vegas, NV 89120 (Address of Principal Executive Offices and zip code)

702-938-9300
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 23, 2008, the date of the Registrant’s annual meeting, Mr. Emanuel Gerard ceased service as one of the Registrant’s directors due to his decision not to submit his name for reelection to the Registrant’s Board of Directors (“Board”) for family reasons.

Effective July 23, 2008, the Registrant appointed Mr. David J. Weaver to serve as an additional director on the Board. Mr. Weaver is an independent director who will also serve on the Board’s Audit Committee and Compensation Committee. There are no arrangements or understandings between Mr. Weaver and any other persons pursuant to which Mr. Weaver was selected as a director.

David J. Weaver, age 58, created Tech Time Technologies, LLC in June 2006, to focus on the development and marketing of consumer technologies. He also manages Tech Time Technologies (H.K.) LTD, a trading company in Hong Kong, and is a partner in a joint venture manufacturing company, King Champion located in Guangdong, China. Prior to the creation of Tech Time Technologies, LLC, Weaver founded Sapphire Imaging, LLC and Crystal Digital Corporation that focused on non-licensed digital web and still image cameras and photo printers. From 1998 - 2000, Weaver was a Senior Vice President of Largan Optics (a Taiwan company) where he set up Largan's US Marketing Company named Largan Digital, Inc. reaching sales of over $100M in Digital Cameras in its first year in the market. Weaver has engaged in the development of film and digital cameras for over 35 years including the first consumer digital camera at Eastman Kodak Company in 1975. He was involved in the creation of the first One Time Use Camera as well as Instant, Disc, Compact 35mm and APS Cameras. Prior to working at Kodak as an Optical Engineer, Process Engineer, Quality Assurance Engineer, International Buyer, Commodity Specialist and Project Manager, Weaver was in the U.S. Marine Corps, worked as a U.S. Postal Carrier and a Physical Education Teacher.

Currently Weaver is President of the Rochester Referee Soccer Unit with 600 members and Treasurer of the Women’s Lacrosse Umpire Unit. Weaver has also been President of the Spencerport Soccer Club and Football organization for over 20 years and an elected member of the Spencerport School Board from 1979 -1982. He also served as the Treasurer, VP and President of the Brockport Alumni Association for 10 years and as VP and President of a 306 member Condominium Association in the 1990’s. He served as a Loaned Executive for the United Way in Rochester and the Kodak Divisional Coordinator for 10 years. He currently supports the Innovation Rochester Committee for entrepreneurs creating new products and services and is active in the local patent clubs.

Weaver received a BS degree from SUNY at Brockport in Science in 1975, an AA from SUNY Hudson Valley in Liberal Arts in 1972, and an AAS in Optical Engineering for SUNY MCC in 1978. He also attended the University of Rochester and the Rochester Institute of Technology for advance study in Black Belt Quality, Photo Science and Optical Design.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DigitalFX International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalFX International, Inc.

Date: July 29, 2008	By:	/s/ Mickey Elfenbein
Mickey Elfenbein
Chief Operating Officer

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